Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasury Manager		AVP, Corporate Communications Manager
	(808) 544-3646		(808) 544-5125
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS FOURTH QUARTER EARNINGS OF $14.9 MILLION
AND FULL YEAR 2023 EARNINGS OF $58.7 MILLION

Highlights Included:

•Net income of $14.9 million, or $0.55 per diluted share for the fourth quarter.
•ROA of 0.79%, ROE of 12.55% and NIM of 2.84% for the fourth quarter.
•Net income of $58.7 million, or $2.17 per diluted share for the 2023 year.
•ROA of 0.78%, ROE of 12.38% and NIM of 2.94% for the 2023 year.
•Completed balance sheet repositioning including the sale of an office real estate property, branch lease termination and investment securities portfolio restructuring, resulting in a net $0.9 million pre-tax gain in the fourth quarter, and a total estimated annual positive impact to future pre-tax income of $2.0 million.
•Board of Directors approved quarterly cash dividend of $0.26 per share and authorized a new share repurchase program of up to $20.0 million for 2024.

HONOLULU, HI, January 31, 2024 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income of $14.9 million, or fully diluted earnings per share ("EPS") of $0.55 for the fourth quarter of 2023, compared to net income of $13.1 million, or EPS of $0.49 in the previous quarter and net income of $20.2 million, or EPS of $0.74 in the year-ago quarter. For the 2023 year, net income was $58.7 million, or EPS of $2.17, compared to net income of $73.9 million, or EPS of $2.68 last year.

Pre-provision net revenue ("PPNR"), or net income excluding provision for credit losses and income taxes, totaled $23.8 million in the fourth quarter of 2023, compared to PPNR of $22.4 million in the previous quarter and $27.5 million in the year-ago quarter.

"Our solid 2023 results reflect our consistent business approach, strong credit culture and commitment to the Hawaii marketplace. We are proud to have been named to Newsweek’s 2024 list of America’s Best Regional Banks, based on our creditworthiness, profitability, net loan activity and public image. This achievement was made possible through our hardworking and committed team of employees and support of our customers and the community." said Arnold Martines, President and Chief Executive Officer. "We believe we are positioned to deliver a strong financial performance in 2024, highlighted by our strategic relationship focused approach and our solid liquidity, capital and asset quality."

Central Pacific Financial Reports Fourth Quarter Earnings of $14.9 Million and Full Year 2023 Earnings of $58.7 Million

Earnings Highlights
Net interest income was $51.1 million for the fourth quarter of 2023, which decreased by $0.8 million, or 1.5% from the previous quarter, and decreased by $5.1 million, or 9.1% from the year-ago quarter. Net interest margin ("NIM") was 2.84% for the fourth quarter of 2023, which decreased by 4 basis points ("bps") from the previous quarter and decreased by 33 bps from the year-ago quarter. The sequential quarter decreases in net interest income and NIM was primarily due to increases in average balances and rates paid on interest-bearing deposits, which outpaced the increases in average yields earned on investment securities and loans and the increase in average interest-earning deposits at the Federal Reserve Bank.

During the quarter, the Company completed a $30.0 million investment portfolio restructuring designed to increase prospective earnings and net interest margin. The Company sold available-for-sale debt securities with a book value of $30.0 million, weighted average yield of 3.3%, weighted average duration of 3.4 years, and recognized a loss of $1.9 million. Proceeds from the sale were used to purchase $28.3 million in debt securities with a weighted average yield of 5.7% and a weighted average duration of 2.5 years. The Company estimates the earn-back period to be approximately 2.8 years.

The Company recorded a provision for credit losses of $4.7 million in the fourth quarter of 2023, compared to a provision of $4.9 million in the previous quarter and a provision of $0.6 million in the year-ago quarter. The provision in the fourth quarter consisted of a provision for credit losses on loans of $5.0 million, offset by a credit to the provision for credit losses on off-balance sheet exposures of $0.3 million.

Other operating income totaled $15.2 million for the fourth quarter of 2023, compared to $10.0 million in the previous quarter and $11.6 million in the year-ago quarter. The increase from the previous quarter was primarily due to a non-recurring pre-tax net gain on the sale of a real estate property (included in other) of $5.1 million, combined with higher income from bank-owned life insurance ("BOLI") of $1.6 million, partially offset by the aforementioned losses on sales of investment securities totaling $1.9 million recognized in the current quarter. The Company expects future annual savings from the sale and consolidation of the real estate office space of approximately $0.6 million. The higher BOLI income was primarily attributable to equity market volatility and was offset by higher deferred compensation expense in other operating expenses.

Other operating expense totaled $42.5 million for the fourth quarter of 2023, compared to $39.6 million in the previous quarter and $40.4 million in the year-ago quarter. The increase from the previous quarter was primarily due to a non-recurring branch lease termination expense (included in other) of $2.3 million, combined with higher salaries and employee benefits of $1.1 million, partially offset by lower computer software expense of $0.4 million. The Company expects future annual savings from the branch lease termination and consolidation of approximately $0.7 million.

The efficiency ratio was 64.12% for the fourth quarter of 2023, compared to 63.91% in the previous quarter and 59.56% in the year-ago quarter.

The effective tax rate was 22.3% for the fourth quarter of 2023, compared to 24.9% in the previous quarter and 24.9% in the year-ago quarter. The lower effective tax rate was primarily attributable to higher tax-exempt BOLI income as a percentage of pre-tax income.

Balance Sheet Highlights
Total assets of $7.64 billion at December 31, 2023 remained relatively flat from $7.64 billion at September 30, 2023, and increased by $210.0 million, or 2.8% from $7.43 billion at December 31, 2022. The Company had $522.4 million in cash on its balance sheet and $2.45 billion in total other liquidity sources, including available borrowing capacity and unpledged investment securities at December 31, 2023. Total available sources of liquidity as a percentage of uninsured and uncollateralized deposits was 125% at December 31, 2023.

Total loans, net of deferred fees and costs, of $5.44 billion at December 31, 2023 decreased by $69.7 million, or 1.3% from $5.51 billion at September 30, 2023, and decreased by $116.5 million, or 2.1% from $5.56 billion at December 31, 2022. Average yields earned on loans during the fourth quarter of 2023 was 4.55%, compared to 4.49% in the previous quarter and 4.10% in the year-ago quarter.

Total deposits of $6.85 billion at December 31, 2023 decreased by $27.2 million or 0.4% from $6.87 billion at September 30, 2023, and increased by $111.4 million, or 1.7% from $6.74 billion at December 31, 2022. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.99 billion at December 31, 2023, and remained relatively flat from $5.99 billion at September 30, 2023. Average rates paid on total deposits during the fourth quarter of 2023 was

Central Pacific Financial Reports Fourth Quarter Earnings of $14.9 Million and Full Year 2023 Earnings of $58.7 Million

1.22%, compared to 1.07% in the previous quarter and 0.41% in the year-ago quarter. At December 31, 2023, approximately 65% of the Company's total deposits were FDIC-insured or fully collateralized.

Asset Quality
Nonperforming assets totaled $7.0 million, or 0.09% of total assets at December 31, 2023, compared to $6.7 million, or 0.09% of total assets at September 30, 2023 and $5.3 million, or 0.07% of total assets at December 31, 2022.

Net charge-offs totaled $5.5 million in the fourth quarter of 2023, compared to net charge-offs of $3.9 million in the previous quarter, and net charge-offs of $1.7 million in the year-ago quarter. The increase in net charge-offs was primarily attributable to the mainland consumer loan portfolio. Annualized net charge-offs as a percentage of average loans was 0.41%, 0.28% and 0.12% during the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

The allowance for credit losses, as a percentage of total loans was 1.18% at December 31, 2023, compared to 1.17% at September 30, 2023, and 1.15% at December 31, 2022.

Capital
Total shareholders' equity was $503.8 million at December 31, 2023, compared to $468.6 million and $452.9 million at September 30, 2023 and December 31, 2022, respectively. The increase from the previous and year-ago quarters is primarily due to net income, combined with the decrease in unrealized losses on investment securities, partially offset by dividends paid.

The Company's leverage, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 capital ratios were 8.8%, 12.4%, 14.6%, and 11.4%, respectively, at December 31, 2023, compared to 8.7%, 11.9%, 14.1%, and 11.0%, respectively, at September 30, 2023.

On January 30, 2024, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on March 15, 2024 to shareholders of record at the close of business on February 29, 2024.

On January 30, 2024, the Company's Board of Directors also authorized the repurchase of up to $20 million of its common stock from time to time in the open market or in privately negotiated transactions, pursuant to a newly authorized share repurchase program (the "Repurchase Plan"). The Repurchase Plan replaces and supersedes in its entirety the share repurchase program previously approved by the Company's Board of Directors. The Company did not repurchase any shares of common stock during the fourth quarter of 2023. During the year ended December 31, 2023, the Company repurchased 130,010 shares of common stock, at a total cost of $2.6 million, or an average cost per share of $20.24. During the year ended December 31, 2023, the Company returned $30.7 million in capital to its shareholders through cash dividends and share repurchases.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-888-510-2553 (access code: 9816541). A playback of the call will be available through March 1, 2024 by dialing 1-800-770-2030 (access code: 9816541) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.64 billion in assets as of December 31, 2023. Central Pacific Bank, its primary subsidiary, operates 27 branches and 58 ATMs in the State of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

**********

Central Pacific Financial Reports Fourth Quarter Earnings of $14.9 Million and Full Year 2023 Earnings of $58.7 Million

Forward-Looking Statements ("FLS")
This document may contain FLS concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and interest rate fluctuations; the adverse effects of recent bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees; supply chain disruptions; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service ("BaaS") initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); securities market and monetary fluctuations, including the impact resulting from the elimination of the London Interbank Offered Rate ("LIBOR") Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; cybersecurity and data privacy breaches and the consequence therefrom; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Forms 10-Q and 10-K for the current and last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Year Ended
(Dollars in thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
except for per share amounts)	2023	2023	2023	2023	2022	2023	2022
CONDENSED INCOME STATEMENT
Net interest income	$51,142	$51,928	$52,734	$54,196	$56,285	$210,000	$215,563
Provision (credit) for credit losses	4,653	4,874	4,319	1,852	571	15,698	(1,273)
Total other operating income	15,172	10,047	10,435	11,009	11,601	46,663	47,919
Total other operating expense	42,522	39,611	39,903	42,107	40,434	164,143	165,986
Income tax expense	4,273	4,349	4,472	5,059	6,700	18,153	24,841
Net income	14,866	13,141	14,475	16,187	20,181	58,669	73,928
Basic earnings per share	$0.55	$0.49	$0.54	$0.60	$0.74	$2.17	$2.70
Diluted earnings per share	0.55	0.49	0.53	0.60	0.74	2.17	2.68
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	1.04	1.04

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.79%	0.70%	0.78%	0.87%	1.09%	0.78%	1.01%
Return on average shareholders’ equity (ROE) [1]	12.55	10.95	12.12	13.97	18.30	12.38	15.47
Average shareholders’ equity to average assets	6.32	6.39	6.40	6.23	5.97	6.34	6.51
Efficiency ratio [2]	64.12	63.91	63.17	64.58	59.56	63.95	63.00
Net interest margin (NIM) [1]	2.84	2.88	2.96	3.08	3.17	2.94	3.09
Dividend payout ratio [3]	47.27	53.06	49.06	43.33	35.14	47.93	38.81

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,458,245	$5,507,248	$5,543,398	$5,525,988	$5,498,800	$5,508,530	$5,298,573
Average interest-earning assets	7,208,613	7,199,866	7,155,606	7,112,377	7,103,841	7,169,463	7,003,232
Average assets	7,498,097	7,510,537	7,463,629	7,443,767	7,389,712	7,479,243	7,340,261
Average deposits	6,730,883	6,738,071	6,674,650	6,655,660	6,673,922	6,700,127	6,604,049
Average interest-bearing liabilities	5,023,321	4,999,820	4,908,120	4,820,660	4,708,045	4,938,705	4,530,347
Average shareholders’ equity	473,708	480,118	477,711	463,556	441,084	473,819	477,775

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2023	2023	2023	2023	2022
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	8.8%	8.7%	8.7%	8.6%	8.5%
Tier 1 risk-based capital ratio	12.4	11.9	11.8	11.5	11.3
Total risk-based capital ratio	14.6	14.1	13.9	13.6	13.5
Common equity tier 1 capital ratio	11.4	11.0	10.9	10.6	10.5
Central Pacific Bank
Leverage ratio	9.2	9.1	9.1	9.0	9.0
Tier 1 risk-based capital ratio	12.9	12.4	12.3	12.0	11.9
Total risk-based capital ratio	14.1	13.7	13.5	13.2	13.1
Common equity tier 1 capital ratio	12.9	12.4	12.3	12.0	11.9

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands, except for per share amounts)	2023	2023	2023	2023	2022
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,438,982	$5,508,710	$5,520,683	$5,557,397	$5,555,466
Total assets	7,642,796	7,637,924	7,567,592	7,521,247	7,432,763
Total deposits	6,847,592	6,874,745	6,805,737	6,746,968	6,736,223
Long-term debt	156,102	156,041	155,981	155,920	105,859
Total shareholders’ equity	503,815	468,598	476,279	470,926	452,871
Total shareholders’ equity to total assets	6.59%	6.14%	6.29%	6.26%	6.09%

ASSET QUALITY
Allowance for credit losses ("ACL")	$63,934	$64,517	$63,849	$63,099	$63,738
Nonaccrual loans	7,008	6,652	11,061	5,313	5,251
Non-performing assets ("NPA")	7,008	6,652	11,061	5,313	5,251
Ratio of ACL to total loans	1.18%	1.17%	1.16%	1.14%	1.15%
Ratio of NPA to total assets	0.09%	0.09%	0.15%	0.07%	0.07%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$18.63	$17.33	$17.61	$17.44	$16.76
Closing market price per common share	19.68	16.68	15.71	17.90	20.28

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands, except share data)	2023	2023	2023	2023	2022
ASSETS
Cash and due from financial institutions	$116,181	$108,818	$129,071	$108,535	$97,150
Interest-bearing deposits in other financial institutions	406,256	329,913	181,913	90,247	14,894
Investment securities:
Available-for-sale debt securities, at fair value	647,210	625,253	664,071	687,188	671,794
Held-to-maturity debt securities, at amortized cost; fair value of: $565,178 at December 31, 2023, $531,887 at September 30, 2023, $581,222 at June 30, 2023, $599,300 at March 31, 2023, and $596,780 at December 31, 2022	632,338	640,053	649,946	658,596	664,883
Total investment securities	1,279,548	1,265,306	1,314,017	1,345,784	1,336,677
Loans held for sale, at fair value	1,778	—	2,593	—	1,105
Loans, net of deferred fees and costs	5,438,982	5,508,710	5,520,683	5,557,397	5,555,466
Less: allowance for credit losses	63,934	64,517	63,849	63,099	63,738
Loans, net of allowance for credit losses	5,375,048	5,444,193	5,456,834	5,494,298	5,491,728
Premises and equipment, net	96,184	97,378	96,479	93,761	91,634
Accrued interest receivable	21,511	21,529	20,463	20,473	20,345
Investment in unconsolidated entities	41,546	42,523	45,218	45,953	46,641
Mortgage servicing rights	8,696	8,797	8,843	8,943	9,074
Bank-owned life insurance	170,706	168,543	168,136	168,244	167,967
Federal Home Loan Bank of Des Moines ("FHLB") stock	6,793	10,995	10,960	11,960	9,146
Right-of-use lease assets	29,720	32,294	33,247	34,237	34,985
Other assets	88,829	107,635	99,818	98,812	111,417
Total assets	$7,642,796	$7,637,924	$7,567,592	$7,521,247	$7,432,763
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,913,379	$1,969,523	$2,009,387	$2,028,087	$2,092,823
Interest-bearing demand	1,329,189	1,345,843	1,359,978	1,386,913	1,453,167
Savings and money market	2,209,733	2,209,550	2,184,652	2,184,675	2,199,028
Time	1,395,291	1,349,829	1,251,720	1,147,293	991,205
Total deposits	6,847,592	6,874,745	6,805,737	6,746,968	6,736,223
FHLB advances and other short-term borrowings	—	—	—	25,000	5,000
Long-term debt, net of unamortized debt issuance costs of: $445 at December 31, 2023, $506 at September 30, 2023, $566 at June 30, 2023, $627 at March 31, 2023 and $688 at December 31, 2022	156,102	156,041	155,981	155,920	105,859
Lease liabilities	30,634	33,186	34,111	35,076	35,889
Other liabilities	104,653	105,354	95,484	87,357	96,921
Total liabilities	7,138,981	7,169,326	7,091,313	7,050,321	6,979,892
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,045,033 at December 31, 2023, 27,043,169 at September 30, 2023, 27,045,792 at June 30, 2023, 27,005,545 at March 31, 2023, and 27,025,070 at December 31, 2022	405,439	405,439	405,511	405,866	408,071
Additional paid-in capital	102,982	102,550	101,997	101,188	101,346
Retained earnings	117,990	110,156	104,046	96,600	87,438
Accumulated other comprehensive loss	(122,596)	(149,547)	(135,275)	(132,728)	(143,984)
Total shareholders' equity	503,815	468,598	476,279	470,926	452,871
Total liabilities and equity	$7,642,796	$7,637,924	$7,567,592	$7,521,247	$7,432,763

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands, except per share data)	2023	2023	2023	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$62,429	$62,162	$60,455	$58,269	$56,682	$243,315	$200,280
Interest and dividends on investment securities:
Taxable investment securities	7,292	7,016	7,145	7,336	7,104	28,789	28,041
Tax-exempt investment securities	686	709	727	790	776	2,912	3,204
Dividends on investment securities	—	—	—	—	—	—	21
Interest on deposits in other financial institutions	3,597	2,412	877	277	370	7,163	740
Dividend income on FHLB stock	109	113	120	136	105	478	370
Total interest income	74,113	72,412	69,324	66,808	65,037	282,657	232,656
Interest expense:
Interest on deposits:
Demand	467	460	411	363	333	1,701	806
Savings and money market	7,459	6,464	4,670	3,386	2,488	21,979	4,188
Time	12,741	11,268	8,932	6,264	4,063	39,205	6,114
Interest on short-term borrowings	—	—	378	761	393	1,139	1,055
Interest on long-term debt	2,304	2,292	2,199	1,838	1,475	8,633	4,930
Total interest expense	22,971	20,484	16,590	12,612	8,752	72,657	17,093
Net interest income	51,142	51,928	52,734	54,196	56,285	210,000	215,563
Provision (credit) for credit losses	4,653	4,874	4,319	1,852	571	15,698	(1,273)
Net interest income after provision (credit) for credit losses	46,489	47,054	48,415	52,344	55,714	194,302	216,836
Other operating income:
Mortgage banking income	611	765	690	526	667	2,592	3,810
Service charges on deposit accounts	2,312	2,193	2,137	2,111	2,172	8,753	8,197
Other service charges and fees	5,349	5,203	4,994	4,985	4,972	20,531	19,025
Income from fiduciary activities	1,272	1,234	1,068	1,321	1,058	4,895	4,565
Net (loss) gain on sales of investment securities	(1,939)	(135)	—	—	—	(2,074)	8,506
Income from bank-owned life insurance	2,015	379	1,185	1,291	2,187	4,870	1,865
Other	5,552	408	361	775	545	7,096	1,951
Total other operating income	15,172	10,047	10,435	11,009	11,601	46,663	47,919
Other operating expense:
Salaries and employee benefits	20,164	19,015	20,848	22,023	22,692	82,050	88,781
Net occupancy	4,676	4,725	4,310	4,474	3,998	18,185	16,963
Equipment	968	1,112	932	946	996	3,958	4,238
Communication	632	809	791	778	696	3,010	2,958
Legal and professional services	2,245	2,359	2,469	2,886	2,677	9,959	10,792
Computer software	4,026	4,473	4,621	4,606	3,996	17,726	14,840
Advertising	1,045	968	942	933	701	3,888	4,151
Other	8,766	6,150	4,990	5,461	4,678	25,367	23,263
Total other operating expense	42,522	39,611	39,903	42,107	40,434	164,143	165,986
Income before income taxes	19,139	17,490	18,947	21,246	26,881	76,822	98,769
Income tax expense	4,273	4,349	4,472	5,059	6,700	18,153	24,841
Net income	$14,866	$13,141	$14,475	$16,187	$20,181	$58,669	$73,928
Per common share data:
Basic earnings per share	$0.55	$0.49	$0.54	$0.60	$0.74	$2.17	$2.70
Diluted earnings per share	0.55	0.49	0.53	0.60	0.74	2.17	2.68
Cash dividends declared	0.26	0.26	0.26	0.26	0.26	1.04	1.04
Basic weighted average shares outstanding	27,044,121	27,042,762	27,024,043	26,999,138	27,134,970	27,027,681	27,398,445
Diluted weighted average shares outstanding	27,097,285	27,079,484	27,071,478	27,122,012	27,303,249	27,080,518	27,567,780

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$261,594	5.45%	$3,597	$177,780	5.38%	$2,412	$38,610	3.80%	$370
Investment securities:
Taxable	1,331,752	2.19	7,292	1,354,039	2.07	7,016	1,399,627	2.03	7,104
Tax-exempt [1]	146,803	2.36	868	149,824	2.40	897	156,079	2.52	982
Total investment securities	1,478,555	2.21	8,160	1,503,863	2.10	7,913	1,555,706	2.08	8,086
Loans, including loans held for sale	5,458,245	4.55	62,429	5,507,248	4.49	62,162	5,498,800	4.10	56,682
FHLB stock	10,219	4.30	109	10,975	4.09	113	10,725	3.90	105
Total interest-earning assets	7,208,613	4.10	74,295	7,199,866	4.01	72,600	7,103,841	3.66	65,243
Noninterest-earning assets	289,484			310,671			285,871
Total assets	$7,498,097			$7,510,537			$7,389,712

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,315,943	0.14%	$467	$1,339,294	0.14%	$460	$1,441,787	0.09%	$333
Savings and money market deposits	2,217,065	1.33	7,459	2,209,835	1.16	6,464	2,209,166	0.45	2,488
Time deposits up to $250,000	478,085	2.80	3,373	449,844	2.33	2,637	311,639	1.50	1,174
Time deposits over $250,000	856,159	4.34	9,368	844,842	4.05	8,631	595,133	1.93	2,889
Total interest-bearing deposits	4,867,252	1.68	20,667	4,843,815	1.49	18,192	4,557,725	0.60	6,884
FHLB advances and other short-term borrowings	—	—	—	—	—	—	44,491	3.51	393
Long-term debt	156,069	5.86	2,304	156,005	5.83	2,292	105,829	5.53	1,475
Total interest-bearing liabilities	5,023,321	1.81	22,971	4,999,820	1.63	20,484	4,708,045	0.74	8,752
Noninterest-bearing deposits	1,863,631			1,894,256			2,116,197
Other liabilities	137,437			136,343			124,386
Total liabilities	7,024,389			7,030,419			6,948,628
Total equity	473,708			480,118			441,084
Total liabilities and equity	$7,498,097			$7,510,537			$7,389,712

Net interest income			$51,324			$52,116			$56,491

Interest rate spread		2.29%			2.38%			2.92%

Net interest margin		2.84%			2.88%			3.17%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.
Note: Certain prior period information has been reclassified to conform to the current period presentation.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Year Ended			Year Ended
	December 31, 2023			December 31, 2022
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$134,150	5.34%	$7,163	$80,096	0.92%	$740
Investment securities:
Taxable	1,365,067	2.11	28,789	1,455,246	1.93	28,062
Tax-exempt [1]	150,399	2.45	3,686	159,120	2.55	4,056
Total investment securities	1,515,466	2.14	32,475	1,614,366	1.99	32,118
Loans, including loans held for sale	5,508,530	4.42	243,315	5,298,573	3.78	200,280
FHLB stock	11,317	4.23	478	10,197	3.63	370
Total interest-earning assets	7,169,463	3.95	283,431	7,003,232	3.33	233,508
Noninterest-earning assets	309,780			337,029
Total assets	$7,479,243			$7,340,261

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,359,240	0.13%	$1,701	$1,438,232	0.06%	$806
Savings and money market deposits	2,195,763	1.00	21,979	2,208,630	0.19	4,188
Time deposits up to $250,000	415,541	2.15	8,917	245,599	0.70	1,723
Time deposits over $250,000	795,917	3.81	30,288	494,943	0.89	4,391
Total interest-bearing deposits	4,766,461	1.32	62,885	4,387,404	0.25	11,108
FHLB advances and other short-term borrowings	23,322	4.88	1,139	37,211	2.84	1,055
Long-term debt	148,922	5.80	8,633	105,732	4.66	4,930
Total interest-bearing liabilities	4,938,705	1.47	72,657	4,530,347	0.38	17,093
Noninterest-bearing deposits	1,933,666			2,216,645
Other liabilities	133,053			115,478
Total liabilities	7,005,424			6,862,470
Shareholders’ equity	473,819			477,775
Non-controlling interest	—			16
Total equity	473,819			477,791
Total liabilities and equity	$7,479,243			$7,340,261

Net interest income			$210,774			$216,415

Interest rate spread		2.48%			2.95%

Net interest margin		2.94%			3.09%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.
Note: Certain prior period information has been reclassified to conform to the current period presentation.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022
HAWAII:
Commercial and industrial:
Small Business Administration Paycheck Protection Program ("SBA PPP")	$1,284	$1,410	$1,565	$1,821	$2,555
Other	420,452	405,023	373,036	375,158	383,665
Real estate:
Construction	163,337	174,057	168,012	154,303	150,208
Residential mortgage	1,927,789	1,930,740	1,942,906	1,941,230	1,940,999
Home equity	736,524	753,980	750,760	743,908	739,380
Commercial mortgage	1,063,969	1,045,625	1,037,826	1,030,086	1,029,708
Consumer	322,346	338,248	327,790	342,922	346,789
Total loans, net of deferred fees and costs	4,635,701	4,649,083	4,601,895	4,589,428	4,593,304
Less: Allowance for credit losses	48,189	48,105	44,828	44,062	45,169
Loans, net of allowance for credit losses	$4,587,512	$4,600,978	$4,557,067	$4,545,366	$4,548,135

U.S. MAINLAND: [1]
Commercial and industrial:
Other	153,971	157,373	170,557	179,906	160,282
Real estate:
Construction	22,182	37,455	32,807	27,171	16,515
Commercial mortgage	318,933	319,802	329,736	331,546	333,367
Consumer	308,195	344,997	385,688	429,346	451,998
Total loans, net of deferred fees and costs	803,281	859,627	918,788	967,969	962,162
Less: Allowance for credit losses	15,745	16,412	19,021	19,037	18,569
Loans, net of allowance for credit losses	$787,536	$843,215	$899,767	$948,932	$943,593

TOTAL:
Commercial and industrial:
SBA PPP	$1,284	$1,410	$1,565	$1,821	$2,555
Other	574,423	562,396	543,593	555,064	543,947
Real estate:
Construction	185,519	211,512	200,819	181,474	166,723
Residential mortgage	1,927,789	1,930,740	1,942,906	1,941,230	1,940,999
Home equity	736,524	753,980	750,760	743,908	739,380
Commercial mortgage	1,382,902	1,365,427	1,367,562	1,361,632	1,363,075
Consumer	630,541	683,245	713,478	772,268	798,787
Total loans, net of deferred fees and costs	5,438,982	5,508,710	5,520,683	5,557,397	5,555,466
Less: Allowance for credit losses	63,934	64,517	63,849	63,099	63,738
Loans, net of allowance for credit losses	$5,375,048	$5,444,193	$5,456,834	$5,494,298	$5,491,728

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022
Noninterest-bearing demand deposits	$1,913,379	$1,969,523	$2,009,387	$2,028,087	$2,092,823
Interest-bearing demand deposits	1,329,189	1,345,843	1,359,978	1,386,913	1,453,167
Savings and money market deposits	2,209,733	2,209,550	2,184,652	2,184,675	2,199,028
Time deposits up to $250,000	533,898	465,543	427,864	372,150	330,148
Core deposits	5,986,199	5,990,459	5,981,881	5,971,825	6,075,166

Government time deposits	374,581	400,130	383,426	360,501	290,057
Other time deposits greater than $250,000	486,812	484,156	440,430	414,642	371,000
Total time deposits greater than $250,000	861,393	884,286	823,856	775,143	661,057
Total deposits	$6,847,592	$6,874,745	$6,805,737	$6,746,968	$6,736,223

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 8

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022
Nonaccrual loans:
Commercial and industrial:
Other	$432	$352	$319	$264	$297
Real estate:
Construction	—	—	4,851	—	—
Residential mortgage	4,962	4,949	4,385	3,445	3,808
Home equity	834	677	797	712	570
Commercial mortgage	77	77	77	77	—
Consumer	703	597	632	815	576
Total nonaccrual loans	7,008	6,652	11,061	5,313	5,251
Foreclosed real estate	—	—	—	—	—
Total nonperforming assets ("NPAs")	7,008	6,652	11,061	5,313	5,251
Accruing loans 90+ days past due:
Commercial and industrial:
SBA PPP	—	—	—	—	13
Other	—	—	—	—	26
Real estate:
Residential mortgage	—	794	959	—	559
Home equity	229	—	133	—	—
Consumer	1,083	2,120	2,207	1,908	1,240
Total accruing loans 90+ days past due	1,312	2,914	3,299	1,908	1,838
Total NPAs and accruing loans 90+ days past due	$8,320	$9,566	$14,360	$7,221	$7,089

Ratio of total nonaccrual loans to total loans	0.13%	0.12%	0.20%	0.10%	0.09%
Ratio of total NPAs to total loans and foreclosed real estate	0.13%	0.12%	0.20%	0.10%	0.09%
Ratio of total NPAs and accruing loans 90+ days past due to total loans and foreclosed real estate	0.15%	0.17%	0.26%	0.13%	0.13%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$6,652	$11,061	$5,313	$5,251	$4,220
Additions	1,836	2,311	7,105	1,609	2,162
Reductions:
Payments	(268)	(5,718)	(290)	(505)	(198)
Return to accrual status	(137)	(207)	(212)	(14)	(44)
Net charge-offs, valuation and other adjustments	(1,075)	(795)	(855)	(1,028)	(889)
Total reductions	(1,480)	(6,720)	(1,357)	(1,547)	(1,131)
Balance at end of quarter	$7,008	$6,652	$11,061	$5,313	$5,251

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Allowance for credit losses:
Balance at beginning of period	$64,517	$63,849	$63,099	$63,738	$64,382	$63,738	$68,097

Provision for credit losses on loans	4,959	4,526	4,135	1,615	1,032	15,235	288

Charge-offs:
Commercial and industrial:
Other	419	402	362	779	678	1,962	1,969
Consumer	5,976	4,710	3,873	2,686	1,881	17,245	6,399
Total charge-offs	6,395	5,112	4,235	3,465	2,559	19,207	8,368

Recoveries:
Commercial and industrial:
Other	84	261	125	250	210	720	995
Real estate:
Construction	—	1	—	—	—	1	76
Residential mortgage	7	10	7	53	133	77	295
Home equity	42	—	15	—	—	57	36
Consumer	720	982	703	908	540	3,313	2,319
Total recoveries	853	1,254	850	1,211	883	4,168	3,721
Net charge-offs	5,542	3,858	3,385	2,254	1,676	15,039	4,647
Balance at end of period	$63,934	$64,517	$63,849	$63,099	$63,738	$63,934	$63,738

Average loans, net of deferred fees and costs	$5,458,245	$5,507,248	$5,543,398	$5,525,988	$5,498,800	$5,508,530	$5,298,573
Ratio of annualized net charge-offs to average loans	0.41%	0.28%	0.24%	0.16%	0.12%	0.27%	0.09%
Ratio of ACL to total loans	1.18%	1.17%	1.16%	1.14%	1.15%	1.18%	1.15%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

The Company uses certain non-GAAP financial measures in addition to our GAAP results to provide useful information for evaluating our cash operating performance, ability to service debt, compliance with debt covenants and measurement against competitors. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

The Company believes that pre-provision net revenue ("PPNR"), a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations. The following tables set forth a reconciliation of our PPNR and our PPNR to average assets for each of the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Net income	$14,866	$13,141	$14,475	$16,187	$20,181	$58,669	$73,928
Add: Income tax expense	4,273	4,349	4,472	5,059	6,700	18,153	24,841
Pre-tax income	19,139	17,490	18,947	21,246	26,881	76,822	98,769
Add: Provision (credit) for credit losses	4,653	4,874	4,319	1,852	571	15,698	(1,273)
PPNR	$23,792	$22,364	$23,266	$23,098	$27,452	$92,520	$97,496

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Net income	$14,866	$13,141	$14,475	$16,187	$20,181	$58,669	$73,928
PPNR	23,792	22,364	23,266	23,098	27,452	92,520	97,496
Average assets	7,498,097	7,510,537	7,463,629	7,443,767	7,389,712	7,479,243	7,340,261
Return on average assets ("ROA")	0.79%	0.70%	0.78%	0.87%	1.09%	0.78%	1.01%
PPNR to average assets	1.27%	1.19%	1.25%	1.24%	1.49%	1.24%	1.33%